As filed with the Securities and Exchange Commission on April 11, 2025.

Registration No. 333-285386

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________________

Republic Digital Acquisition Company
(Exact name of registrant as specified in its charter)

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Cayman Islands	6770	98-1834128
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

149 5th Ave, 10th Floor
New York, NY 10010
Tel: 585-910-2306
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________________________

Joseph Naggar
Chief Executive Officer
149 5th Ave, 10th Floor
New York, NY 10010
Tel: 585-910-2306
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________

Copies to:

Douglas S. Ellenoff Stuart Neuhauser Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas 11th Floor New York, New York 10105 (212) 370-1300	Simon Raftopoulos Alexandra Low Appleby (Cayman) Ltd. 9th Floor Nexus Way, Camana Bay, Grand Cayman KY1-1104 (345) 949-4900	Stephen P. Alicanti DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020 (212) 335-4500

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Republic Digital Acquisition Company is filing this Amendment No. 2 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-285386) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits.    The following exhibits are being filed herewith:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1**	Memorandum and Articles of Association.
3.2*	Form of Amended and Restated Memorandum and Articles of Association.
4.1**	Specimen Unit Certificate.
4.2**	Specimen Ordinary Share Certificate.
4.3**	Specimen Warrant Certificate (included in Exhibit 4.4).
4.4**	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1**	Opinion of Ellenoff Grossman & Schole LLP.
5.2*	Opinion of Appleby (Cayman) Ltd., Cayman Islands counsel to the Registrant.
10.1**	Form of Letter Agreement among the Registrant, Republic Sponsor 1 LLC and each of the officers and directors of the Registrant.
10.2**	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3**	Form of Registration Rights Agreement among the Registrant, Republic Sponsor 1 LLC and the Holders signatory thereto.
10.4**	Form of Private Placement Warrants Purchase Agreement between the Registrant and Republic Sponsor 1 LLC.
10.5**	Form of Private Placement Warrants Purchase Agreement between the Registrant and Cantor Fitzgerald & Co.
10.6**	Form of Indemnity Agreement.
10.7**	Promissory Note issued to Republic Sponsor 1 LLC.
10.8**	Securities Subscription Agreement between Republic Sponsor 1 LLC and the Registrant.
14.1**	Form of Code of Ethics.
23.1**	Consent of WithumSmith+Brown, PC.
23.2**	Consent of Ellenoff Grossman & Schole LLP (included on Exhibit 5.1).
23.3*	Consent of Appleby (Cayman) Ltd. (included on Exhibit 5.2).
24.1**	Power of Attorney (included on the signature page to the initial filing of this registration statement).
99.1**	Audit Committee Charter.
99.2**	Compensation Committee Charter.
99.3**	Consent of Bob Matza to be named as director nominee.
99.4**	Consent of Laya Khadjavi to be named as director nominee.
99.5**	Consent of Barry Finkelstein to be named as director nominee.
107**	Filing Fee Table.

____________

*        Filed herewith.

**      Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 11th day of April, 2025.

Republic Digital Acquisition Company
By:	/s/ Joseph Naggar
Name:	Joseph Naggar
Title:	Chief Executive Officer and Chief Investment Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Joseph Naggar	Chief Executive Officer, Chief Investment Officer	April 11, 2025
Joseph Naggar	and Director (principal executive officer)
/s/ Ian Goodman	Chief Financial Officer	April 11, 2025
Ian Goodman	(principal financial and accounting officer)
/s/ Andrew Durgee	Director	April 11, 2025
Andrew Durgee

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AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Republic Digital Acquisition Company, in New York, New York, on the 11th day of April, 2025.

By:	/s/ Joseph Naggar
Name:	Joseph Naggar
Title:	Chief Executive Officer

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